UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2009

Commission File Number: 0-25662

ANADIGICS, Inc.
(Exact name of registrant as specified in its charter)
Delaware	22-2582106
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

141 Mt. Bethel Road, Warren, NJ 07059	07059
(Address of prinicipal executive offices)	(Zip Code)

908-668-5000
(Registrants telephone number, including area code)

Item 2.02 Results of Operations and Financial Condition

On February 26, 2009, ANADIGICS, Inc. (“ANADIGICS”) is issuing a press release and holding a conference call announcing its financial results for the quarter and year ended December 31, 2008. A copy of the press release is furnished as Exhibit 99 to this Form 8-K. The information in this Form 8-K and the Exhibit attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Use of Non-GAAP Financial Measures

The attached press release includes financial measures that are not in accordance with GAAP, consisting of non-GAAP, net income or loss and non-GAAP,  income or loss per share. Management uses non-GAAP net income or loss and non-GAAP income or loss per share to evaluate the company's operating and financial performance in light of business objectives, for planning purposes, when publicly providing our business outlook and to facilitate period-to-period comparisons. ANADIGICS believes that these measures are useful to investors because they enhance investors' ability to review the company's business from the same perspective as the company's management and facilitate comparisons of this period's results with prior periods. These non-GAAP measures exclude charges related to stock-based compensation, an impairment of auction rate securities and discontinued operations. Non-GAAP measures are used by some investors when assessing the performance of our Company. These financial measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Management acknowledges that stock-based compensation is a recurring cost and is an important part of our employee’s compensation and impacts their performance. However the expense is non-cash in nature and there are various valuation methodologies and assumptions used in determining stock-based compensation that may be unrelated to operations, such as volatility and current interest rates. The presentation of the additional information should not be considered a substitute for net income or loss or income or loss per share prepared in accordance with GAAP. The primary material limitations associated with the use of non-GAAP measures as compared to the most directly comparable GAAP financial measures are (i) they may not be comparable to similarly titled measures used by other companies in ANAD's industry, and (ii) they exclude financial information that some may consider important in evaluating our performance.

Pursuant to the requirements of Regulation G, ANADIGICS has included a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

99.1  Press Release issued by ANADIGICS, Inc., dated February 26, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANADIGICS, INC.

Date: February 26, 2009

By: /s/ Thomas C. Shields

Name: Thomas C. Shields
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by ANADIGICS, Inc., dated February 26, 2009

ANADIGICS ANNOUNCES FOURTH QUARTER AND FULL YEAR 2008 RESULTS

Quarterly Net Sales of $45.2 Million; down 22% sequentially 33% From Year Ago Quarter
Full Year Net Sales $258.2 Million; up 12% from Full Year 2007

WARREN, N.J., February 26, 2009—ANADIGICS, Inc. (Nasdaq: ANAD), a leading provider of semiconductor solutions in the broadband wireless and wireline communications markets, reported fourth quarter 2008 net sales of $45.2 million, a decrease of 22% sequentially and a decrease of 33% from the fourth quarter of 2007.  Revenue for the year ended 2008 was $258.2 million, up 12% from 2007. As of December 31, 2008, cash, cash equivalents and short and long-term marketable securities totaled $145.7 million.

Net loss for the fourth quarter of 2008 was $36.4 million, or ($0.60) per share.  Net loss for the year ended 2008 was $41.9 million, or ($0.70) per share. Non-GAAP net loss for the fourth quarter of 2008 was $4.9 million, or ($0.08) per share.  Non-GAAP financial measures exclude charges of $31.4 million or ($0.52) per share associated with stock based compensation, asset impairments, including the termination of our China fab project, inventory, impairment of auction rate securities and a reduction in workforce. Non-GAAP net income for the year-ended 2008 was $15.8 million or $0.26 per share compared with $23.1 million or $0.39 per diluted share for the year ended 2007.  The details of the Non-GAAP adjustments are disclosed in the accompanying financial schedules.

“2008 was a challenging year, said Gilles Delfassy, chairman of the board.  We had a very strong first half due to the success of our products.  However, we weren’t able to completely satisfy the high product demand at that time, which resulted in a loss of market share at certain customers in the second half.  This has been compounded by the recent economic slowdown with customers delaying orders to reduce their exposure in this weak and continuingly uncertain economic environment.  With these factors, we expect to see a decline of approximately 35% in our first quarter 2009 net sales as compared to net sales in the fourth quarter of 2008. And although we are aggressively managing expenses, the underutilization of our fab will continue to put pressure on gross margins until supply and demand are better aligned.”

“At the same time however, we have many reasons to be encouraged about our future”, continued Delfassy.  “The plan we put in place to improve operational efficiencies and responsiveness to customers is producing results. We are achieving dramatic improvements in cycle times, yields and delivery of new product samples. More importantly, these improvements along with the technical advantages of our products have resulted in renewed traction with our customers as we are engaged in many of their new programs.”

Mario Rivas, ANADIGICS’ newly appointed president and chief executive officer echoed Gilles’ comments. “Customer wins that were announced in the fall of 2008 are now ramping in production, resulting in market share gains at those customers. With the new designs scheduled to ramp in the second half of 2009, we believe we are well positioned to resume growth during the next product cycle. I am encouraged that ANADIGICS can emerge out of this downturn a stronger company.”

Outlook for the First Quarter 2009

Net sales for the first quarter 2009 are expected to decline approximately 35% from fourth quarter 2008.   Net loss per share on a GAAP basis for the first quarter 2009 is expected to be approximately $0.33.  Non-GAAP loss per share, excluding non-cash stock compensation expense, is expected to be approximately $0.28.  The net loss and non-GAAP loss per share are based on an estimated diluted weighted average outstanding common share count of 62 million.

The statements regarding the Company’s anticipated future performance are forward looking and actual results may differ materially. Please see safe harbor statement at the end of this press release.

This press release includes financial measures that are not in accordance with GAAP, consisting of non-GAAP net income or loss and non-GAAP income or loss per share. Management uses non-GAAP net income or loss and non-GAAP income or loss per share to evaluate the company's operating and financial performance in light of business objectives, for planning purposes, when publicly providing our business outlook and to facilitate period-to-period comparisons. ANADIGICS believes that these measures are useful to investors because they enhance investors' ability to review the company's business from the same perspective as the company's management and facilitate comparisons of this period's results with prior periods. These non-GAAP measures exclude charges related to stock-based compensation, restructuring and asset impairments, impairment of auction rate securities, discontinued operations and charges unique to the third and fourth quarters of 2008 resulting from management separations, equipment purchase cancellations and impairments on equipment held for sale and inventory reserves associated with reduced demand. Non-GAAP measures are used by some investors when assessing the ongoing operating and financial performance of our Company. These financial measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Management acknowledges that stock-based compensation is a recurring cost and is an important part of our employee’s compensation and impacts their performance. However the expense is non-cash in nature and there are various valuation methodologies and assumptions used in determining stock-based compensation that may be unrelated to operations, such as volatility and current interest rates. The presentation of the additional information should not be considered a substitute for net income or loss or income or loss per share prepared in accordance with GAAP.

Limitations of non-GAAP financial measures. The primary material limitations associated with the use of non-GAAP measures as compared to the most directly comparable GAAP financial measures are (i) they may not be comparable to similarly titled measures used by other companies in ANADIGICS industry, and (ii) they exclude financial information that some may consider important in evaluating our performance. We compensate for these limitations by providing reconciliations of reported net income or loss and income or loss per share to non-GAAP net income or net loss and non-GAAP income or loss per share, respectively, within this press release.

Conference Call

ANADIGICS' senior management will conduct a conference call today at 5:00 PM Eastern time. A live audio Webcast will be available at www.anadigics.com/investors. A recording of the call will be available approximately two hours after the end of the call on the ANADIGICS Web site or by dialing 866-459-1514 conference ID 82507901 (available until March 4, 2009).

Recent Highlights

February 18, 2009 -- ANADIGICS  announced its new AWE6157 quad-band linear EDGE power amplifier (PA) module for 3G wireless handsets and equipment.
February 17, 2009 -- ANADIGICS launched the AWM6424, a new worldwide WiMAX 4G power amplifier (PA) that provides exceptional linearity and efficiency across the 2.3-2.7 GHz frequency range.
February 16, 2009 --ANADIGICS Expands 4G Power Amplifier Portfolio with New Band 1 Femtocell Module
February 10th, 2009--ANADIGICS Announces Availability of a NIM Reference Design for CATV Set-Top Boxes and other Home Gateway Subsystems
January 15, 2009 --ANADIGICS appoints Mario Rivas as CEO:  Interim CEO Gilles Delfassy to stay on as Chairman of the Board
November 11, 2008 --ANADIGICS Powers Sierra Wireless’ COMPASS™ 885 USB Modem

 # # #

About ANADIGICS, Inc.

ANADIGICS, Inc. (Nasdaq: ANAD - News) is a leading provider of semiconductor solutions in the growing broadband wireless and wireline communications markets. The Company's products include power amplifiers, tuner integrated circuits, active splitters, line amplifiers, and other components, which can be sold individually or packaged as integrated radio frequency and front end modules.

Safe Harbor Statement

Except for historical information contained herein, this press release contains projections and other forward-looking statements (as that term is defined in the Securities Exchange Act of 1934, as amended). These projections and forward-looking statements reflect the Company's current views with respect to future events and financial performance and can generally be identified as such because the context of the statement will include words such as "believe", "anticipate", "expect", or words of similar import. Similarly, statements that describe our future plans, objectives, estimates or goals are forward-looking statements. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results and developments could differ materially from those projected as a result of certain factors. Important factors that could cause actual results and developments to be materially different from those expressed or implied by such projections and forward-looking statements include those factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2007, and those discussed elsewhere herein.

ANADIGICS, INC.
Consolidated Statements of Operations
(Amounts in thousands, except per share amounts)

	Three months ended		Twelve months ended
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$45,243	$67,569	$258,170	$230,556
Cost of sales	36,456	44,131	179,583	151,768
Gross profit	8,787	23,438	78,587	78,788
Research and development expenses	12,393	13,230	54,452	46,539
Selling and administrative expenses	8,201	8,109	41,098	30,171
Restructuring and impairment charges	21,304	-	21,304	-
Operating (loss) income	(33,111)	2,099	(38,267)	2,078
Interest income	1,057	2,259	5,254	8,035
Interest expense	(591)	(591)	(2,365)	(2,463)
Other expense	(3,736)	(907)	(6,494)	(734)
(Loss) income from continuing operations	(36,381)	2,860	(41,872)	6,916
Loss from discontinued operations	-	-	-	(965)
Net (loss) income	$(36,381)	$2,860	$(41,872)	$5,951

Basic (loss) earnings per share
(Loss) income from continuing operations	$(0.60)	$0.05	$(0.70)	$0.13
Loss from discontinued operations	-	-	-	$(0.02)
Net (loss) income	$(0.60)	$0.05	$(0.70)	$0.11

Diluted (loss) earnings per share
(Loss) income from continuing operations	$(0.60)	$0.05	$(0.70)	$0.12
Loss from discontinued operations	-	-	-	$(0.02)
Net (loss) income	$(0.60)	$0.05	$(0.70)	$0.10

Basic shares outstanding	60,884	58,414	60,183	55,189
Basic & dilutive shares outstanding	60,884	60,802	60,183	58,621

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

GAAP net (loss) income	$(36,381)	$2,860	$(41,872)	$5,951
Stock compensation expense in continuing operations
Cost of sales	625	922	3,199	3,409
Research and development	1,394	1,517	6,665	5,855
Selling and administrative	1,454	1,564	6,815	6,012
Other non-GAAP adjustments
Cost of sales (1)	2,919	-	7,135	-
Selling and administrative (2)	-	-	5,729	-
Auction rate securities impairment	3,746	957	6,810	957
Restructuring and impairment charges
Reduction in workforce	2,140	-	2,140	-
Intangibles impairment charges	6,207	-	6,207
China fab impairment charge	12,957	-	12,957	-
Loss from discontinued operations	-	-	-	965
Non-GAAP net (loss) income	$(4,939)	$7,820	$15,785	$23,149

Non-GAAP (loss) earnings per share *
Basic	$(0.08)	$0.13	$0.26	$0.42
Diluted	$(0.08)	$0.13	$0.26	$0.39

(*) Calculated using related GAAP shares outstanding

(1) Three months ended December 31, 2008 includes $2,298 inventory reserves charge for products with reduced demand and a $621 write down of certain manufacturing assets held for sale; Twelve months ended December 31, 2008 includes inventory reserves charges for products with reduced demand of $3,508, manufacturing equipment purchase cancellation charges of $1,860, a write down of certain manufacturing assets held for sale of $1,470 and certain separation and related costs.

(2) Separation and transition costs of $5,729 related to CEO resignation were charged to selling and administrative expenses in the third quarter of 2008.

ANADIGICS, INC.
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	December 31, 2008	December 31, 2007
Assets	Unaudited

Current assets:
Cash and cash equivalents	$123,552	$57,786
Marketable securities	13,340	103,778
Accounts receivable	25,384	45,664
Inventory	33,578	23,989
Prepaid expenses and other current assets	3,121	3,277
Total current assets	198,975	234,494

Marketable securities	8,832	15,248
Plant and equipment, net	95,671	76,129
Goodwill and other intangibles, net of amortization	-	6,524
Other assets	299	1,066
	$303,777	$333,461

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$18,267	$34,184
Accrued liabilities	13,203	7,928
Accrued restructuring costs	1,165	-
Convertible notes	38,000	-
Total current liabilities	70,635	42,112

Other long-term liabilities	3,134	3,243
Convertible notes	-	38,000

Total Stockholders’ equity	230,008	250,106
	$303,777	$333,461

* The condensed balance sheet at December 31, 2007 has been derived from the audited financial statements at such date but does not include all the information and footnotes required by U.S.
generally accepted accounting principles for complete financial statements.